UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): (September 12, 2002)

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860-644-1551)

Not Applicable
(Former name or former address, if changes since last report)

Item 5.     Other Events

See the following press release, dated September 12, 2002, announcing the Company's fiscal 2003 first-quarter results:

For Immediate Release	Contact: Shawn M. Harrington
September 12, 2002	(860) 644-1551

GERBER SCIENTIFIC, INC. ANNOUNCES FISCAL 2003 FIRST-QUARTER RESULTS

Reports 39 Percent Increase in Operating Income from a Year Ago

SOUTH WINDSOR, CT -- Gerber Scientific, Inc. (NYSE: GRB) today reported first-quarter earnings of 16 cents per diluted share on revenues of $125.9 million for the period ended July 31, 2002, compared with a year-ago loss of $5.14 per diluted share on revenues of $124.9 million. Excluding a fiscal 2003 first-quarter sale of a discontinued operation and year-ago goodwill impairment charges, fiscal first-quarter income was 10 cents per diluted share compared with 3 cents per diluted share a year ago. Note: All prior period comparisons contained in this release are made "as restated" reflecting the previously announced restatement of the Company's historical financial statements following a review of the Company's financial reporting.

"Our first-quarter results clearly underscore the positive impact of actions we have taken to reduce costs, increase liquidity and enhance cash flow," said Marc T. Giles, president and chief executive officer. "While capital spending has yet to rebound in our core markets, we are seeing pockets where economic conditions are improving and demand is strengthening. Looking ahead in fiscal 2003, we believe that Gerber will continue to achieve improvements in its year-over-year operating results, as the markets we serve stabilize and as we continue to implement our shared-services and other cost-reduction and efficiency initiatives."

Fiscal First-Quarter Results

First-quarter revenue was $125.9 million, compared with $124.9 million a year ago. The impact of foreign exchange bolstered revenue by $6.3 million (5.2 percent) in the quarter, compared with the year-ago period. New orders in the first quarter totaled $126.8 million, versus $126.2 million a year ago. Operating income for the quarter increased 39% to $6.0 million, compared with $4.3 million reported in the first quarter of 2002.

Revenues reflected increases in the Sign Making & Specialty Graphics and Ophthalmic Lens Processing segments and were offset by a decline in the Apparel & Flexible Materials segment. The Ophthalmic Lens Processing segment increase was due to sales of automated lens processing equipment to large U.S. retail and discount chains. The increase in the Sign Making & Specialty Graphics operating segment was due to the favorable foreign currency translation effect. Although demand for the Apparel & Flexible Materials segment's products appears to have stabilized, that segment saw declines in revenue and orders throughout the later half of the prior fiscal year.

In the Sign Making & Specialty Graphics segment, the company reported 2003 first quarter revenue of $66.4 million, versus revenue of $64.0 million a year ago; segment profit decreased to $4.5 million, versus $4.7 million in the year-ago period. In the Apparel & Flexible Materials segment, first quarter revenue was $38.7 million, compared with revenue of $41.5 million a year ago; segment profit increased to $4.0 million from $1.9 million last year. First quarter Ophthalmic Lens Processing segment revenue was $20.8 million, versus $19.3 million a year ago; segment profit for the quarter was $1.1 million, versus segment profit of $0.6 million reported in the same period last year.

On an overall basis, the Company's geographic distribution of business was similar to a year ago; U.S. and European orders were approximately 42 percent each of total orders, with the rest of the world accounting for the remainder. U.S. orders for the Ophthalmic Lens Processing segment's equipment were higher than in the first quarter of fiscal 2002. The Sign Making & Specialty Graphics segment experienced lower orders for its products outside of U.S. and European markets. Foreign currency translation bolstered European orders in both the Sign Making & Specialty Graphics and Apparel & Flexible Materials segments this year.

Cost-Reduction Actions Continue to Show Results

Operational improvements and favorable foreign currency effects led to an overall gross margin of 34.9 percent, a year-over-year increase of 0.6 percentage points principally driven by the Apparel & Flexible Materials segment. Operational improvements also led to a $2.3 million (6.0 percent) decrease in selling, general, and administrative expenses (including research and development expenses) in this fiscal year's first quarter. These improvements were offset by incremental legal and professional costs associated with the Company's review of its financial reporting under the direction of the Audit and Finance Committee of the board of directors and the U.S. Securities and Exchange Commission's continuing investigation of approximately $1.7 million. Losses from translating foreign currency denominated transactions offset the favorable foreign currency financial statement translation effects on earnings.

Steady Cash Flow Continued; Debt Reduced

The Company generated $4.6 million in operating cash flow in the first quarter compared with $3.2 million a year ago, continuing its trend of steady cash flow generation. The Company reduced total debt by $6.4 million in the first quarter due largely to the sale of a discontinued operation and certain previously identified idle facilities. The Company's total debt balance at July 31, 2002 was $121.6 million, and it had $22.6 million of cash and short-term investments at that date.

About Gerber Scientific, Inc.

Gerber Scientific, Inc. (http://www.gerberscientific.com) is the world's leading supplier of sophisticated automated manufacturing systems that enable mass customization in sign making and specialty graphics, apparel and flexible goods, and optical lens processing. Headquartered in South Windsor, Connecticut, the Company operates through four wholly-owned subsidiaries: Gerber Scientific Products and Spandex PLC, Gerber Technology, and Gerber Coburn.

Safe Harbor Statement:

In addition to the historical information contained herein, there are matters discussed that are considered to be "forward-looking statements." The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, and services, that could significantly affect results in the future. For a discussion of other risk factors relating to the Company's business, see the Company's Annual Report on Form 10-K for the year ended April 30, 2002, as filed with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date of this release, and the Company assumes no obligation to update or revise any forward-looking statements contained in this release.

GERBER SCIENTIFIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended July 31,
		(Restated)
In thousands (except per share amounts)	2002	2001

Revenue:
Product sales	$112,227	$112,822
Service	13,651	12,068
	125,878	124,890
Costs and Expenses:
Cost of product sales	74,814	75,125
Cost of service	7,192	6,924
Selling, general and administrative	31,713	31,360
Research and development expenses	6,276	7,180
Restructuring charges	(100)	(30)
Write-down of assets	---	41
	119,895	120,600
Operating income	5,983	4,290

Other income (expense)	(866)	(128)
Interest expense	(2,231)	(3,501)

Income from continuing operations before income taxes	2,886	661
Provision for income taxes	664	60
Income from continuing operations	2,222	601
Discontinued operations: (1)
Income from operations of disposed business, net of tax	172	269
Gain on sale of disposed business, net of tax	1,222	---
Income before cumulative effect of accounting change	3,616	870
Cumulative effect of accounting change	---	(114,653)
Net earnings (loss)	$ 3,616	$ (113,783)
	=======	=======
Earnings (loss) per share of common stock:
Basic:
Income from continuing operations	$ .10	$ .03
Discontinued operations(1)	.06	.01
Cumulative effect of accounting change	---	(5.20)
Net earnings (loss)	$ .16	$ (5.16)
	=======	=======

Diluted:
Income from continuing operations	$ .10	$ .03
Discontinued operations(1)	.06	.01
Cumulative effect of accounting change	---	(5.18)
Net earnings (loss)	$ .16	$ (5.14)
	=======	=======

Dividends	$ ---	$ ---

Average shares outstanding:
Basic	22,110	22,047
Diluted	22,110	22,154

(1) On July 1, 2002 the Company completed the sale of Stereo Optical Company, Inc. Accordingly, Stereo Optical was accounted for as a discontinued operation beginning with the fiscal 2003 financial statements. Net gain on disposition was $3,466 before taxes and $1,222 after taxes, or $.06 per share.

GERBER SCIENTIFIC INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
In thousands	July 31, 2002	April 30, 2002
Assets:
Current Assets:
Cash and short-term cash investments	$ 22,625	$ 16,220
Accounts receivable, net of allowance for doubtful accounts of $7,626 and $7,229, respectively	86,527	84,539
Inventories	63,536	59,351
Deferred income taxes	12,279	11,951
Prepaid expenses	4,210	8,680
Net assets held for sale	1,482	3,968
	190,659	184,709
Property, Plant and Equipment:	119,438	116,125
Less accumulated depreciation	68,982	64,761
	50,456	51,364
Intangible Assets:
Goodwill	47,771	49,966
Prepaid pension cost	11,557	11,557
Patents and other intangible assets, net of accumulated amortization	6,855	6,918
	66,183	68,441
Deferred Income Taxes	2,782	2,959
Other Assets	4,887	4,120
	$314,967	$311,593
	=======	=======
Liabilities and Shareholders' Equity:
Current Liabilities:
Short-term line of credit	$ 595	$ 228
Current maturities of long-term debt	35,565	41,929
Accounts payable	42,490	41,756
Accrued compensation and benefits	16,780	19,136
Other accrued liabilities	23,201	21,071
Deferred revenue	9,524	9,511
Advances on sales contracts	998	897
	129,153	134,528
Noncurrent Liabilities:
Other liabilities	6,810	6,678
Long-term debt	86,000	86,000
	92,810	92,678

Contingencies and Commitments:
Shareholders' Equity:
Preferred stock, no par value; authorized 10,000,000 shares; no shares issued	---	---
Common stock, $1.00 par value; authorized 65,000,000 shares; issued 22,885,247 and 22,879,425 shares	22,885	22,879
Paid-in capital	43,976	44,090
Retained earnings	61,869	58,253
Treasury stock, at cost (766,067 and 773,546 shares, respectively)	(15,752)	(15,906)
Unamortized value of restricted stock grants	(342)	(411)
Accumulated other comprehensive income (loss)	(19,632)	(24,518)
	93,004	84,387
	$314,967	$311,593
	=======	=======

GERBER SCIENTIFIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended July 31,
		(Restated)
In thousands	2002	2001
Cash Provided by (Used for):
Operating Activities:
Net earnings (loss)	$ 3,616	$(113,783)
Adjustments to reconcile net earnings (loss) to cash provided by operating activities:
Cumulative effect of accounting change	---	114,653
Depreciation and amortization	3,390	4,143
Restructuring charges	(100)	(30)
Gain on sale of Stereo Optical, net of taxes	(1,222)	---
Write-down of assets	---	41
Deferred income taxes	(152)	809
Other non-cash items	226	331
Changes in operating accounts:
Receivables	348	8,471
Inventories	(2,738)	(2,474)
Prepaid expenses	3,871	(3,907)
Accounts payable and accrued expenses	(2,656)	(5,072)

Provided by Operating Activities	4,583	3,182

Investing Activities:
Additions to property, plant and equipment	(419)	(1,667)
Intangible and other assets	(204)	(508)
Proceeds from sale of assets	2,506	---
Proceeds from sale of Stereo Optical	6,595	---

Provided by (Used for) Investing Activities	8,478	(2,175)

Financing Activities:
Additions of long-term debt	3,000	16,000
Repayments of long-term debt	(10,222)	(21,938)
Debt issue costs	(376)	(48)
Other common stock activity	(8)	(27)
Net short-term financing	353	---

(Used for) Financing Activities	(7,253)	(6,013)

Effect of exchange rate changes on cash	597	(217)

Increase (Decrease) in Cash and Short-Term Cash Investments	6,405	(5,223)
Cash and Short-Term Cash Investments, Beginning of Period	16,220	20,866

Cash and Short-Term Cash Investments, End of Period	$22,625	$15,643
	======	======

GERBER SCIENTIFIC, INC. AND SUBSIDIARIES
SEGMENT INFORMATION

	Three Months Ended July 31
		(Restated)
In thousands	2002	2001

Segment revenue:
Sign Making & Specialty Graphics	$ 66,394	$ 64,034
Apparel & Flexible Materials	38,678	41,508
Ophthalmic Lens Processing	20,806	19,348
	$125,878	$124,890
	=======	=======

Segment profit:
Sign Making & Specialty Graphics	$ 4,489	$ 4,738
Apparel & Flexible Materials	3,994	1,861
Ophthalmic Lens Processing	1,081	619
	9,564	7,218
Corporate expenses, net of other income/expense	(4,447)	(3,056)
Interest expense	(2,231)	(3,501)
Income from continuing operations before income taxes	$ 2,886	$ 661
	======	=======

Segment profit for the three months ended July 31, 2002 and 2001 included reversals of previously established restructuring reserves of $100 and $30, respectively, for the Apparel and Flexible Materials operating segment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	September 12, 2002	By:	/s/ Shawn M. Harrington
Shawn M. Harrington Senior Vice President (Principal Financial and Accounting Officer)